Exhibit 99.1

Bright Horizons Family Solutions Reports Third Quarter of 2017 Financial Results

WATERTOWN, MA - (PRNewswire - November 1, 2017) - Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life, today announced financial results for the third quarter of 2017 and updated certain financial guidance for the full year 2017.

Third Quarter 2017 Highlights (compared to third quarter 2016):

•	Revenue increased 13% to $433 million

•	Income from operations remained consistent at $45 million

•	Net income increased 38% to $31 million and diluted earnings per common share increased 38% to $0.51

Non-GAAP measures

•	Adjusted income from operations* increased 8% to $49 million

•	Adjusted EBITDA* increased 10% to $77 million

•	Adjusted net income* increased 27% to $37 million and diluted adjusted earnings per common share* increased 27% to $0.62

“We are pleased to report strong results for the third quarter of 2017,” said David Lissy, Chief Executive Officer.  “Our results reflect positive momentum across our entire suite of solutions, and we continue to provide our employer clients and the families we serve with the high quality critical supports they need to maximize their productivity. We are proud to serve companies that are committed to leading the way in supporting working parents, including 80 of our clients honored last month among the 100 Best Companies by Working Mother magazine.”

“We are also proud of our employees working and living in the areas hit hard by Hurricanes Harvey, Irma, and Maria,” Lissy continued. “Not only have they been able to support each other through this difficult time, but we’ve also been able to provide our clients with critical emergency child care services in Houston, Florida and Puerto Rico, allowing employers, including hospitals and medical centers in those areas, to provide continuous services for their communities while their employees know they have safe, dependable child care at a time when many other support services have been unavailable.”

Third Quarter 2017 Results

Revenue increased $49.4 million, or 13%, in the third quarter of 2017 from the third quarter of 2016 on contributions from new and ramping full-service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Income from operations was $45.0 million for the third quarter of 2017 compared to $44.7 million in the same 2016 period, due to increases in revenue and gross profit, partially offset by increases in selling, general and administrative expenses and other expenses. The increase in gross profit reflects operating leverage from tuition increases and enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the third quarter of 2016, and strong cost management. These gains were partially offset by costs incurred during the ramp-up of certain new lease/consortium centers opened during 2016 and 2017, investments in technology to support our service delivery and operating efficiency, costs incurred in relation to the integration of acquisitions, amortization expense for intangible assets acquired, and transaction costs related to the disposition of our remaining assets in Ireland. Net income was $31.1 million for the third quarter of 2017 compared to net income of $22.5 million in the same 2016 period, an increase of $8.6 million, or 38%, due to improved operating performance as well as lower tax expense. Tax expense was reduced for the third quarter of 2017 to reflect the tax benefit of $7.0 million related to the disposition of our remaining assets in Ireland as well as the tax benefit of $3.4 million associated with certain equity transactions which are now included in the provision for income taxes upon the adoption of new accounting guidance on January 1, 2017. In 2016, the excess tax benefit from stock-based compensation of $5.4 million was recorded to the balance sheet in accordance with previous guidance.

Diluted earnings per common share was $0.51 for the third quarter of 2017 compared to $0.37 in the same 2016 period, which would have been $0.45 had the new accounting guidance regarding excess tax benefits for stock-based compensation applied to the 2016 period. In the third quarter of 2017 adjusted EBITDA increased $7.0 million, or 10%, to $76.6 million, and adjusted income from operations increased $3.8 million, or 8%, to $48.6 million, from the third quarter of 2016 due primarily to the expanded gross profit.  Adjusted net income increased by $7.8 million, or 27%, to $37.1 million on the expanded income from operations and a lower effective tax rate.  Diluted adjusted earnings per common share was $0.62 compared to $0.49 in the third quarter of 2016.

As of September 30, 2017, the Company operated 1,037 early care and education centers with the capacity to serve 116,000 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, and transaction costs. Adjusted income from operations represents income from operations before transaction costs. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, transaction costs and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP, in “Presentation of Non-GAAP Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Balance Sheet and Cash Flow

For the nine months ended September 30, 2017, the Company generated approximately $201.2 million of cash flows from operations compared to $165.0 million for the same period in 2016 and invested $80.6 million in fixed assets and acquisitions compared to $72.8 million in the same 2016 period.  Net cash used in financing activities totaled $95.1 million in the nine months ended September 30, 2017 compared to $83.0 million for the same 2016 period.  During the nine months ended September 30, 2017, the Company’s cash and cash equivalents grew $27.6 million to $42.3 million.

2017 Outlook

As described below, the Company is updating certain financial guidance. For the full year 2017, the Company currently expects:
•Revenue growth in 2017 of approximately 10-11%
•Net income growth and diluted earnings per common share growth in 2017 of approximately 42%
•Adjusted net income growth and diluted adjusted earnings per common share growth in 2017 of approximately 22%
•Diluted weighted average shares of approximately 60.5 million shares

For a reconciliation of the non-GAAP measures to their most directly comparable GAAP measure, refer to the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through November 15, 2017 at 1-844-512-2921 or, for international callers, at 1-412-317-6671, conference ID #13656544.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, our service offerings, future estimates and impact of excess tax benefits and our 2017 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 1, 2017, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers.  Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of intangible assets, expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions and dispositions as well as tax effects associated with these items. The adjustments to net income and diluted earnings per common share in future periods are generally expected to be similar to the types of charges and costs excluded from adjusted net income and adjusted diluted earnings per common share in prior quarters. The exclusion of these charges and costs in future periods will have an impact on the Company’s adjusted net income and adjusted diluted earnings per common share.

About Bright Horizons Family Solutions Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,100 clients across the United States, the United Kingdom, the Netherlands, Canada and India, including 150 FORTUNE 500 companies and 80 of Working Mother magazine’s 2017 “100 Best Companies for Working Mothers.”  Bright Horizons has been recognized 17 times as one of FORTUNE magazine’s “100 Best Companies to Work For” and is one of the U.K.’s Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125
Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233
Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended September 30,
	2017	%	2016	%
Revenue	$433,316	100.0%	$383,929	100.0%
Cost of services	330,122	76.2%	292,457	76.2%
Gross profit	103,194	23.8%	91,472	23.8%
Selling, general and administrative expenses	46,369	10.7%	39,616	10.3%
Amortization of intangible assets	8,191	1.9%	7,141	1.9%
Other expenses	3,671	0.8%	—	—%
Income from operations	44,963	10.4%	44,715	11.6%
Interest expense—net	(10,824)	(2.5)%	(10,502)	(2.7)%
Income before income taxes	34,139	7.9%	34,213	8.9%
Income tax expense	(3,034)	(0.7)%	(11,703)	(3.0)%
Net income	$31,105	7.2%	$22,510	5.9%

Earnings per common share:
Common stock—basic	$0.53		$0.38
Common stock—diluted	$0.51		$0.37

Weighted average number of common shares outstanding:
Common stock—basic	58,811,488		58,928,264
Common stock—diluted	60,088,078		60,275,902

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Nine Months Ended September 30,
	2017	%	2016	%
Revenue	$1,301,026	100.0%	$1,171,304	100.0%
Cost of services	978,557	75.2%	879,673	75.1%
Gross profit	322,469	24.8%	291,631	24.9%
Selling, general and administrative expenses	141,384	10.9%	120,403	10.3%
Amortization of intangible assets	24,241	1.8%	21,338	1.8%
Other expenses	3,671	0.3%	—	—%
Income from operations	153,173	11.8%	149,890	12.8%
Interest expense—net	(32,252)	(2.5)%	(31,490)	(2.7)%
Income before income taxes	120,921	9.3%	118,400	10.1%
Income tax expense	(15,402)	(1.2)%	(40,760)	(3.5)%
Net income	$105,519	8.1%	$77,640	6.6%

Earnings per common share:
Common stock—basic	$1.78		$1.30
Common stock—diluted	$1.74		$1.27

Weighted average number of common shares outstanding:
Common stock—basic	59,039,931		59,326,525
Common stock—diluted	60,457,004		60,737,185

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$42,265	$14,633
Accounts receivable—net	96,105	97,212
Prepaid expenses and other current assets	57,416	42,554
Total current assets	195,786	154,399
Fixed assets—net	567,747	529,432
Goodwill	1,302,549	1,267,705
Other intangibles—net	356,469	374,566
Other assets	40,599	32,915
Total assets	$2,463,150	$2,359,017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,750	$10,750
Borrowings on revolving line of credit	65,500	76,000
Accounts payable and accrued expenses	143,779	125,400
Deferred revenue and other current liabilities	178,412	175,430
Total current liabilities	398,441	387,580
Long-term debt—net	1,048,643	1,054,009
Deferred income taxes	111,088	111,711
Other long-term liabilities	130,465	117,850
Total liabilities	1,688,637	1,671,150
Total stockholders’ equity	774,513	687,867
Total liabilities and stockholders’ equity	$2,463,150	$2,359,017

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$105,519	$77,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,289	62,090
Stock-based compensation	8,777	8,476
Deferred income taxes	1,038	(4,729)
Other non-cash adjustments—net	8,860	4,311
Changes in assets and liabilities:
Accounts receivable	2,324	13,963
Prepaid expenses and other current assets	(13,796)	49
Accounts payable and accrued expenses	17,815	(1,814)
Deferred revenue	4,149	(3,531)
Other—net	(3,764)	8,498
Net cash provided by operating activities	201,211	164,953
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets—net	(63,070)	(50,466)
Payments and settlements for acquisitions—net of cash acquired	(17,526)	(22,307)
Net cash used in investing activities	(80,596)	(72,773)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit—net	(10,500)	6,000
Principal payments of long-term debt	(5,375)	(7,163)
Payments for debt issuance costs	(1,314)	(1,002)
Purchase of treasury stock	(74,935)	(95,677)
Taxes paid related to the net share settlement of stock options and restricted stock	(25,830)	(7,747)
Proceeds from issuance of common stock upon exercise of options	18,709	9,148
Proceeds from issuance of restricted stock	4,363	3,682
Payments of contingent consideration for acquisitions	(185)	(750)
Tax benefits from stock-based compensation	—	10,484
Net cash used in financing activities	(95,067)	(83,025)
Effect of exchange rates on cash and cash equivalents	2,084	(1,210)
Net increase in cash and cash equivalents	27,632	7,945
Cash and cash equivalents—beginning of period	14,633	11,539
Cash and cash equivalents—end of period	$42,265	$19,484

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended September 30, 2017
Revenue	$358,094	$60,085	$15,137	$433,316
Amortization of intangible assets	7,625	385	181	8,191
Income from operations	24,742	15,886	4,335	44,963
Adjusted income from operations (1)	28,413	15,886	4,335	48,634

Three months ended September 30, 2016
Revenue	$318,821	$53,229	$11,879	$383,929
Amortization of intangible assets	6,586	411	144	7,141
Income from operations	28,107	14,183	2,425	44,715
Adjusted income from operations (2)	28,265	14,183	2,425	44,873
(1)     Adjusted income from operations represents income from operations excluding expenses incurred in connection with the disposition of assets in Ireland.
(2)     Adjusted income from operations represents income from operations excluding expenses incurred in connection with completed acquisitions.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Nine months ended September 30, 2017
Revenue	$1,094,911	$164,171	$41,944	$1,301,026
Amortization of intangible assets	22,505	1,154	582	24,241
Income from operations	99,921	43,794	9,458	153,173
Adjusted income from operations (1)	105,537	43,794	9,458	158,789

Nine months ended September 30, 2016
Revenue	$991,133	$146,009	$34,162	$1,171,304
Amortization of intangible assets	20,133	773	432	21,338
Income from operations	101,584	41,741	6,565	149,890
Adjusted income from operations (2)	102,352	41,741	6,565	150,658
(1)     Adjusted income from operations represents income from operations excluding expenses incurred related to the disposition of assets in Ireland, an amendment to the credit agreement, and a secondary offering.
(2)     Adjusted income from operations represents income from operations excluding expenses incurred in connection with an amendment to the credit agreement, completed acquisitions, and a secondary offering.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$31,105	$22,510	$105,519	$77,640
Interest expense—net	10,824	10,502	32,252	31,490
Income tax expense	3,034	11,703	15,402	40,760
Depreciation	15,494	13,858	46,048	40,752
Amortization of intangible assets (a)	8,191	7,141	24,241	21,338
EBITDA	68,648	65,714	223,462	211,980
Additional Adjustments:
Deferred rent (b)	1,064	984	3,647	1,614
Stock-based compensation expense (c)	3,263	2,830	8,777	8,476
Transaction costs (d)	3,671	158	5,616	768
Total adjustments	7,998	3,972	18,040	10,858
Adjusted EBITDA	$76,646	$69,686	$241,502	$222,838

Income from operations	$44,963	$44,715	$153,173	$149,890
Transaction costs (d)	3,671	158	5,616	768
Adjusted income from operations	$48,634	$44,873	$158,789	$150,658

Net income	$31,105	$22,510	$105,519	$77,640
Income tax expense	3,034	11,703	15,402	40,760
Income before tax	34,139	34,213	120,921	118,400
Stock-based compensation expense (c)	3,263	2,830	8,777	8,476
Amortization of intangible assets (a)	8,191	7,141	24,241	21,338
Transaction costs (d)	3,671	158	5,616	768
Adjusted income before tax	49,264	44,342	159,555	148,982
Adjusted income tax expense (e)	(12,193)	(15,076)	(41,083)	(51,700)
Adjusted net income	$37,071	$29,266	$118,472	$97,282

Weighted average number of common shares—diluted	60,088,078	60,275,902	60,457,004	60,737,185
Diluted adjusted earnings per common share	$0.62	$0.49	$1.96	$1.60

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Forward Guidance (h)
	Year Ended December 31, 2017
	Low	High
Allocation of net income to common stockholders:
Common stock	$133,000	$134,100
Unvested participating shares	900	900
Net income	133,900	135,000
Income tax expense (f)	29,100	29,700
Income before tax	163,000	164,700
Adjustments:
Stock-based compensation expense (c)	12,000	12,000
Amortization of intangible assets (a)	32,500	32,500
Transaction costs (d)	5,700	5,700
Adjusted income before tax	213,200	214,900
Adjusted income tax expense (g)	(54,100)	(54,800)
Adjusted net income attributable to common stockholders	$159,100	$160,100

Diluted earnings per common share	$2.20	$2.22
Diluted earnings per unvested participating share	0.02	0.02
Diluted earnings per share	2.22	2.24
Income tax expense (f)	0.48	0.49
Income before tax	2.70	2.73
Adjustments:
Stock-based compensation expense (c)	0.20	0.20
Amortization of intangible assets (a)	0.54	0.54
Transaction costs (d)	0.09	0.09
Adjusted income tax expense (g)	(0.90)	(0.91)
Diluted adjusted earnings per common share	$2.63	$2.65

(a)
Represents amortization of intangible assets, including approximately $4.5 million in each quarter of 2017 and 2016, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(d)
Represents transaction costs incurred in connection with the August 2017 disposition of assets in Ireland, the May 2017 and January 2016 amendments to the credit agreement, secondary offerings and completed acquisitions.

(e)
Represents income tax expense calculated on adjusted income before tax at a tax rate of approximately 25% and 26% for the three and nine months ended September 30, 2017, respectively, and of approximately 34% and 35% for the three and nine months ended September 30, 2016, respectively. The tax rate for 2017 represents an effective tax rate of approximately 36% applied to the expected adjusted income before tax for the full year, less the effect of the known excess tax benefit of $3.4 million and $21.9 million associated with stock option exercises and vesting of restricted stock which were recorded in the three and nine months ended September 30, 2017, respectively, as well as an estimate of additional excess tax benefits related to such equity transactions for the remainder of 2017, which the Company estimates in the range of $1.5 million to $2.0 million for the remainder of the year. However, the timing, volume and tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year.

(f)
Represents estimated income tax expense using the effective tax rate of approximately 18% for the year ended December 31, 2017, based on projected consolidated income before tax and including the impact of the realized excess tax benefit of $21.9 million through September 30, 2017, as well as an estimate of additional excess tax benefits related to such equity transactions for the remainder of 2017, which the Company estimates in the range of $1.5 million to $2.0 million for the remainder of the year.

(g)	Represents estimated tax on adjusted income before tax using the effective tax rate of approximately 25%.

(h)	Forward guidance amounts are estimated based on a number of assumptions and actual results could differ materially from the estimates provided herein.